UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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QUINCY RESOURCES, INC.
(Name of Registrant As Specified In Charter)

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1

QUINCY RESOURCES, INC.

309 Center Street,
Hancock, MI, 49930 USA

     The enclosed information statement is being furnished to shareholders of record on March 19, 2004 (our “Record Date”), of Quincy Resources, Inc., a Nevada corporation, (the “Company”) in connection with the following actions taken by written consent of holders of a majority of the outstanding shares of our common stock entitled to vote on the following proposals:

1.	Ratification and approval of the 2003 Key Employee Stock Option Plan . A copy of our 2003 Key Employee Stock Option Plan is attached to this information statement as Appendix A.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

     Our board of directors has fully reviewed and unanimously approved the actions in connection with the above-referenced 2003 Key Employee Stock Option Plan. In addition, our board of directors unanimously approved the allocation of common stock to the Plan. Copies of the resolutions are attached to this information statement as Appendices B and C.

     Daniel T. Farrell, our President, Secretary, Chief Financial Officer and director, John Cullen, one of our directors, and William T. Sheriff, our largest shareholder, who own collectively 53.08% of our common stock, have executed a written consent in favor of the above proposals. In addition, the proposals were approved by our board of directors, who are also participants in the 2003 Key Employee Stock Option Plan. However, under federal law these proposals may not be effected until at least 20 days after this Information Statement has first been sent to our shareholders.

By Order of the Board of Directors

/s/ Daniel T. Farrell

Daniel T. Farrell

Chairman of the Board

Hancock, Michigan
April 8, 2004

2

This Information Statement has been prepared by our management. “We,” “our,” “Quincy” and the “Company” refer to Quincy Resources, Inc. This Information Statement is first being sent to our stockholders on or about April 8, 2004 .

PROPOSAL NO. 1: RATIFICATION AND APPROVAL OF THE 2003 Key Employee Stock Option Plan

     The following is merely a summary of the more important provisions of the 2003 Key Employee Stock Option Plan. The reader is urged to review Appendix A for the actual terms and conditions of the Plan.

     Effective December 3, 2003, the board of directors adopted, subject to shareholder approval, the 2003 Key Employee Stock Option Plan. The aggregate number of shares of common stock that can be awarded under the plan is 1,900,000, of which 1,670,000 were granted on December 3, 2003 and 225,000 were granted on January 13, 2005, subject to shareholder approval. The plan permits the Board to grant qualified options with an exercise price of not less than the fair market value on the date of grant, and non-qualified options at an exercise price of not less than eighty-five percent (85%) of the fair market value of the underlying shares of common stock on the date of the grant. The plan permits the Board to grant options with a term of up to ten years for certain qualified options and not more than five years for options granted to a granted to a person holding 10% or more of our stock. However, no options will be issued with a term longer than five years.

Description of the 2003 Key Employee Stock Option Plan

     The discussion herein is based upon United States law and does not reflect the laws of any state, territory or foreign jurisdiction. Individuals are cautioned to seek the advice of their financial adviser or counselor.

     General. The 2003 Key Employee Stock Option Plan is a non qualified deferred compensation plan under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), nor is it subject to the Employee Retirement Income Security Act of 1974, as amended.

     Purpose. The purpose of the 2003 Key Employee Stock Option Plan is to provide an incentive to eligible management, directors, employees, consultants and advisors of the Company whose present and potential contributions are important to the continued success of the Company, to afford these individuals the opportunity to acquire a proprietary interest in the Company; and to enable the Company to enlist and retain the best available talent for the conduct of its business. It is intended that this purpose will be effected through the granting of Stock Options. Although the 2003 Key Employee Stock Option Plan does provide for the issuance of Stock Appreciation Rights or Common Stock.

     Eligibility. Under the 2003 Key Employee Stock Option Plan eligible individuals affiliated with the Company include: any employees, President, Vice-President, Secretary, Treasurer, Chief Executive Officer, Chief Financial Officer and/or Principal Financial Officer, Directors, and advisors.

     Administration. The 2003 Key Employee Stock Option Plan will be administered by the Compensation Committee, or if no Compensation Committee has been appointed then the Board of Directors will administer the 2003 Key Employee Stock Option Plan. The Compensation Committee will have the authority to select, from among eligible persons, the individuals to whom awards will be granted, the number of shares of stock subject to each award, the dates on which the awards will be granted, the pricing and vesting of any awards, to make any combination of awards to any participant and to determine the specific terms of each award. The interpretation and construction of any provision of the 2003 Key Employee Stock Option Plan by the administrators shall be final and conclusive.

     Reserved Shares. The total number of shares of Common Stock, $0.001 par value ("Common Stock"), reserved and available for distribution under the 2003 Key Employee Stock Option Plan will be 1,900,000 shares of common stock of which 1,895,000 have been granted under the 2003 Key Employee Stock Option Plan. The remaining 30,000 shares will be reserved for issuance under the terms and conditions of the 2003 Key Employee Stock Option Plan.

     Vesting and Forfeitability. Under the 2003 Key Employee Stock Option Plan, the vesting of any award is determined by the Compensation Committee.

     Pricing. Under the 2003 Key Employee Stock Option Plan, exercise of a particular option shall be such price, will be fixed by the Committee, subject to the Plan limitations of not less than 85% of (whichever is appropriate) (i) the average closing bid price for the Common Stock on either the Over-the-Counter Bulletin Board (“OTCBB”) or the “Pink Sheets” (wherever the Company is then trading) for the twenty (20) days prior to five business days prior to the grant of the stock options; (ii) the highest price at which Common Stock has been sold within 90 days of grant or, (iii) if no Common Stock has been sold within 90 days of grant, then the last offering price in any sale of Common Stock (if the Company’s stock is not then traded).

     Stock Options. The 2003 Key Employee Stock Option Plan permits the granting of non-transferable stock options that either qualify as incentive stock options under Section 422 of the Code ("Incentive Stock Options" or "ISOs") or do not so qualify ("Nonstatutory Stock Options" or "NSOs"). The term of each option will be fixed by the administrators but may not exceed ten years from the date of grant in the case of ISOs. The Committee will determine the time or times each option may be exercised. Options may be made exercisable in installments, exercisability may be suspended during certain leaves of absence or reductions in work hours and the exercisability of options may be accelerated by the Committee. The option exercise price for each share covered by an ISO will not be less than 100% of the fair market value of a share of Common Stock on the date of grant of such option. The option exercise price for each share covered by an NSO will be determined by the administrators.

     The consideration to be paid for shares issued upon exercise of options granted under the 2003 Key Employee Stock Option Plan, including the method of payment, shall be determined by the administrators and may consist entirely of (i) cash or check, (ii) other shares of Common Stock, (iii) the delivery of a properly executed notice together with such other documentation as the administrators and the broker, if applicable, shall require to effect an exercise of the option and delivery to the Company of the sale or loan proceeds required to pay the exercise price, (iv) any combination of the foregoing methods, or (v) such other consideration and methods as are permitted by applicable laws.

     All options granted under the 2003 Key Employee Stock Option Plan shall be evidenced by a stock option agreement between the Company and the optionee to whom such option is granted. Options granted to persons subject to Section 16 of the Exchange Act may impose additional restrictions necessary to comply with Rule 16b-3.

     Nontransferability. Options granted pursuant to the 2003 Key Employee Stock Option Plan are nontransferable by the participant, other than by will or by the laws of descent and distribution or a Qualified Domestic Relations Order, and may be exercised, during the lifetime of the participant, only by the participant.

     Stock Appreciation Rights ("SAR's"). A Stock Appreciation Right (SAR) is a contractual right to receive, either in cash or employer stock, the appreciation in the value of the employer's stock over a certain period of time. SAR’s involve actual stock ownership by the Employee, unless stock is issued in payment of the SAR. If cash is issued in payment for the SAR, there will be no dilution of Company stock ownership. In addition, the Employee does not receive dividend rights, nor does the Employee have voting rights. A SAR gives an eligible employee the right to obtain the future appreciation in stock without any investment risk. In addition, a SAR used in conjunction with a stock option enables eligible individuals to exercise options without a cash outlay. Eligible employees generally do not make any out-of-pocket payments to acquire their rights with respect to a SAR. The Company will be required to make a cash outlay in the amount of the SAR payments, if such amounts are to be paid in cash. Normally, eligible individuals determine when to exercise the SAR and the Company cannot control the timing of the required cash outlay. For financial accounting purposes, the Company is required to accrue a charge against earnings for the amount of its liabilities under outstanding SAR’s. The amount generally is accrued quarterly in the amount of the quarterly increase in value of the Company's stock (for SAR’s).

     Common Stock. The Plan also permits an outright grant of stock, usually at nominal or no cost. The difference is that a restricted stock plan usually has vesting restrictions, which affords some tax deferral as well as encouraging employee retention. Typically an award of restricted stock will not vest until the employee has completed a specified period of service with the employer. During the restricted period, however, participants are considered the owners of the stock and will, therefore, be entitled to receive the dividends and to vote the shares during the restricted period.

     Since no stock or cash is needed by an employee to acquire restricted stock, there is significant value inherent in the award at the time of the grant. Employee taxability is deferred until full vesting occurs. During the restricted period, however, participants are considered the owners of the stock and will, therefore, be entitled to receive the dividends and to vote the shares during the restricted period.

     Adjustment Upon Changes in Capitalization. Subject to any required action by the shareholders of the Company, in the event any change, such as a stock split or dividend, is made in the Company's capitalization which results in an increase or decrease in the number of issued shares of Common Stock without receipt of consideration by the Company, an appropriate adjustment shall be made in the number of shares that have been reserved for issuance under the 2003 Key Employee Stock Option Plan (including shares subject to an option or right) and the price per share covered by each outstanding Stock Option. In the event of the proposed dissolution or liquidation of the Company, all outstanding Stock Options will terminate immediately prior to the consummation of such proposed action. However, the Board of Directors may, in its discretion, make provision for accelerating the exercisability of shares subject to Stock Options under the Plan in such event.

     Amendment and Termination. The Board may amend, alter, suspend or discontinue the 2003 Key Employee Stock Option Plan at any time, but such amendment, alteration, suspension or discontinuation shall not adversely affect any Stock Option then outstanding in the 2003 Key Employee Stock Option Plan, without the written consent of the participant. To the extent necessary and desirable to comply with Section 422 of the Internal Revenue Code (or any other applicable law or regulation), the Company shall obtain shareholder approval of any amendment to the 2003 Key Employee Stock Option Plan in such a manner and to such a degree as required. Subject to applicable laws and the specific terms of the 2003 Key Employee Stock Option Plan, the administrators may accelerate any option, right or award or waive any condition or restriction pertaining to such option at any time. The administrators may also substitute new options, rights or awards for previously granted options, including previously granted options having higher option prices and may reduce the exercise price of any option.

Certain Federal Income Tax Considerations

     The following is a brief summary of the federal income tax consequences of transactions under the 2003 Key Employee Stock Option Plan based on federal securities and income tax laws in effect on July 1, 2003. This summary is not intended to be exhaustive and does not discuss the tax consequences of a participant's death or provisions of the income tax laws of any municipality, state or foreign country in which an optionee may reside.

     Nonstatutory Stock Options. Except as noted below, with respect to Nonstatutory Stock Options, (i) no income is recognized by the optionee at the time the option is granted; (ii) generally, at exercise, ordinary income is recognized by the optionee in an amount equal to the difference between the option exercise price paid for the shares and the fair market value of the shares on the date of exercise, and the Company is entitled to a tax deduction in the same amount; and (iii) at disposition, any gain or loss is treated as capital gain or loss. In the case of an optionee who is also an employee, any income recognized upon exercise of a Nonstatutory Stock Option will constitute wages for which withholding will be required. However, different rules may apply if restricted stock is purchased or if shares are purchased by an optionee who is also an officer, director or more than 10% shareholder. See discussion below of "Special Rules Applicable to Corporate Insiders and Restricted Stock Purchasers."

     Incentive Stock Options. The grant of an incentive stock option would not result in income for the optionee or a deduction for the Company. The exercise of an incentive stock option would not result in income for the optionee if the optionee (i) does not dispose of the shares within two years after the date of grant or one year after the transfer of shares upon exercise and (ii) is an employee of the Company or a subsidiary of the Company from the date of grant and through and until three months before the exercise date. If these requirements are met, the basis of the shares upon later disposition would be the option price. Any gain will be taxed to the employee as long-term capital gain and the Company would not be entitled to a deduction. The excess of the market value on the exercise date over the option price is an item of tax preference, potentially subject to the alternative minimum tax. Generally, to qualify as an ISO, an option must be granted at an exercise price equal to the fair market value of the optioned stock on the date the option is granted (without regard to any restrictions on the stock that will expire at some future time). An employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the company (or of any parent or subsidiary of the company) cannot be granted an ISO at an exercise price less than 110% of the fair market value of the stock subject to the ISO on the date the option is granted. The term of an incentive stock option cannot exceed 10 years, and the term of an incentive stock option granted to a holder of more than 10% of our voting power cannot exceed five years.

     Special Rules Applicable to Corporate Insiders and Restricted Stock Purchasers. Generally, individuals subject to Section 16(b)

of the Exchange Act ("Insiders") and individuals who purchase stock may have their recognition of compensation income and the beginning of their capital gains holding period deferred for up to six months after option exercise (for Insiders), or until the restrictions lapse (for restricted stock purchasers) (the "Deferral Date"), with the excess of the fair market value of the stock determined as of the Deferral Date over the purchase price being taxed as ordinary income, and the tax holding period for any subsequent gain or loss beginning on the Deferral Date. However, an Insider or restricted stock purchaser who so elects under Code Section 83(b) on a timely basis may instead be taxed on the difference between the excess of the fair market value on the date of transfer over the purchase price, with the tax holding period beginning on such date. Similar rules apply for alternative minimum tax purposes with respect to the exercise of an Incentive Stock Option by an Insider.

     Capital Gains. Generally, under law in effect as of July 1, 2003, net capital gain (net long-term capital gain minus net short-term capital loss) is taxed at a maximum rate of 15%. Capital losses are allowed in full against capital gains plus up to $3,000 of other income.

     Payment for Option Exercise Price. Payment of the option exercise price may be in cash or, to the extent permitted by the Committee, by delivery of previously owned Company stock having a fair market value equal to the option price or a combination of cash and stock. The Committee may also permit certain "cashless" option exercises by allowing optionees to surrender portions of their options in payment for the stock to be received.

     Stock Appreciation Rights ("SAR's"). The payment made to an eligible individual from an SAR, whether paid in cash, stock or some other form of consideration, is taxable to the eligible individual as ordinary income at the time received. There is no preferential tax treatment, nor is there any deferral of the tax beyond the time of payment.

     Tax Deduction-Company. The Company receives a tax deduction for the amount of the SAR at the time the payment amount is required to be included in the eligible individual's income and taxed to the eligible individual. The amount of the tax deduction is equal to the amount of the payment.

     Withholding. The Company is required to withhold for federal income tax purposes and FICA, FUTA and Medicare purposes on SARs granted to eligible individuals. If the amount of the SAR is paid by the Company in cash, the required amount to be withheld generally would be taken from the cash payment. Depending upon when in the tax year the SAR amount is paid, FICA and FUTA may or may not be required to be withheld. If the payment or exercise occurs later in the year, the eligible individual may be over the required wage base amount for FICA and FUTA taxes. However, the Medicare withholding tax is not subject to a wage base limit and will apply, regardless of the timing of the payment or exercise.

     Corporate Charges Against Earnings. For financial accounting purposes, the Company is required to accrue a charge against earnings for the amount of its liabilities under outstanding SARs. The amount generally is accrued quarterly in the amount of the quarterly increase in value of the Company's stock for SARs.

     Common Stock. The Common Stock of the Company is considered as restricted, meaning there is no ability to freely resell the Company’s stock due to State and Federal Securities laws, unless registered. The tax disadvantages of a stock award program to the Company also include (i) taxation for the eligible individual; (ii) payroll tax withholding requirements; and, (iii) need for accurate valuation of the shares being awarded. Since no stock or cash is needed by an eligible individual to acquire restricted stock, there is significant value inherent in the award at the time of the grant. Eligible individual taxability is deferred until full vesting occurs. In addition, the tax deduction afforded to the Company will equal the price or value of the stock at the time the restrictions lapse. There is a charge to the Company’s earnings for accounting purposes generally based on the price of the stock at the time of grant, and, if the restrictions are service based, no additional charge to earnings is required if the stock appreciates in value. As a result, if the stock price increases, the tax deduction accruing to the Company at the time the restrictions lapse may actually exceed the accounting charge. Furthermore, the initial accounting charge is typically spread over the entire restricted period.

Proposed Option Grants to Executive Officers, Directors, and Others

Proposed Option Grants as of December 3, 2003 are summarized as follows:

Name of Beneficial Owner	Title/Relationship to Company	Options	Pricing	Vesting
Daniel T. Farrell	President (Chief Executive Officer), Treasurer (Chief Financial Officer), Secretary and Director	220,000	$0.25	[1]
Thomas Skimming	Vice-President (Exploration), Director	220,000	$0.25	[1]
George Cole	Vice-President (Nevada), Director	220,000	$0.25	[1]
William C. Utterback	Director	100,000	$0.25	[1]
John Cullen	Director	220,000	$0.25	[1]
William Sheriff	30.7% shareholder	220,000	$0.25	[1]
James Fairburn	Accountant	75,000	$0.25	[1]
Murray Black	Corporate Consultant	220,000	$0.25	[1]
Kathy Turek	Project Geologist	75,000	$0.25	[1]
John Legg	Legal Counsel	75,000	$0.25	[1]
Total	1,670,000

[1]	Vesting is 25% every 6 months beginning January 1, 2004. All options expire December 3, 2008.

Proposed Option Grants as of January 13, 2004 are summarized as follows:

Name of Beneficial Owner	Title/Relationship to Company	Options	Pricing	Vesting
Kathy Turek		75,000	0.67	[2]
David Rowe		150,000	0.67	[2]
Total	225,000

[2]	Vesting is 25% every 6 months beginning July 13, 2004. All options expire January 13, 2009.

THIS INFORMATION STATEMENT IS PROVIDED TO YOU FOR INFORMATION PURPOSES ONLY. NO ACTION ON YOUR PART IS SOUGHT OR REQUIRED.

APPENDIX A

QUINCY RESOURCES, INC.

2003 Key Employee Stock Option Plan

1.
Purpose. The purpose of this Plan is to promote to the interests of the Company and its stockholders by attracting, retaining, and stimulating the performance of selected employees and advisors, including officers and directors, and giving such employees, management, directors, and advisors the opportunity to acquire a proprietary interest in the Company's business and an increased personal interest in this continued success and progress as well as increasing the productivity of those individuals whom the Committee deem to have the potential to contribute to the success of the Company.

2.	Definitions. Unless otherwise indicated, the following words when used herein shall have the following meanings:
	a.	"Board of Directors" shall mean the Board of Directors of the Company.
	b.	"Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.
	c.	"Common Stock" shall mean the Company's Common Stock ($0.001 par value) and any share or shares of the Company's stock hereafter issued or issued in substitution for such shares.
d.
"Company" means Quincy Resources, Inc., a Nevada corporation and shall include any entity that is directly or indirectly controlled by the Company or any entity, including an acquired entity, in which the Company has a significant equity interest, as determined by the Committee.

e.
"Committee" means the body appointed by the Board of Directors, which shall be comprised in such a manner as to comply with the requirements, if any, of Rule 16b-3 (or any successor rule) under the Exchange Act and of Section 162 of the Code.

	f.	"Director" shall mean a member of the Board of Directors.
g.

"Key Employee" shall include the following: any person(s), who is/are employed by the Company , President, Vice-President, Secretary, Treasurer, Chief Executive Officer, Chief Financial Officer and/or Principal Financial Officer, Directors, employees, and advisors.

h.

"Incentive Stock Option" shall mean any option granted to an eligible key employee under the Plan, which the Company intends at the time the option is granted to be an Incentive Stock Option within the meaning of Section 422 of the Code.

	i.	"Nonqualified Stock Option" shall mean any option granted to an eligible key employee under the Plan which is not an Incentive Stock Option.
	j.	"Option" shall mean and refer collectively to Incentive Stock Options and Nonqualified Stock Options.
k.

"Optionee" shall mean any key employee who is granted an Option under the Plan. "Optionee" shall also mean the personal representative of an Optionee and any other person who acquires the right to exercise an Option by bequest or inheritance or purusant to a QDRO.

l.

"Stock Appreciation Right" shall mean a right to surrender to the Company all or a portion of an Option, to the extent the Option is then exercisable, and to receive in exchange a payment as provided in Section 6.

m.	"Subsidiary" shall mean a subsidiary corporation of the Company as defined in Section 425(f) of the Code.
3.	Administration.
a.

This Plan shall be administered by the Compensation Committee of the Board of Directors or if there is no body appointed by the Board of Directors, then the Board of Directors as a whole (the "Committee"). Except for the terms and conditions explicitly set forth in this Plan, the Committee shall have the authority, in its discretion, to determine all matters relating to the award and issuance of common stock or the grant of options to be granted under this Plan, including selection of the individuals to be granted options, the number of shares to be subject to each grant, the date of grant, the termination of the options, the option term, vesting schedules, and all other terms and conditions thereof. Such authority shall also include the authority in the event of a spin-off or other corporate transaction to permit substitution of an Award granted under the Plan with an award from another company or an award denominated in other than shares of Common Stock. Grants under this Plan to Key Employees, Directors, Officers, or advisors, need not be identical in any respect, even when made simultaneously. The Committee will also determine and approve the granting of Stock Appreciation Rights to selected eligible individuals and determine whether the grant of options will consist of an Incentive Stock Option as described in Section 422 of the Internal Revenue Code of 1986, as amended (hereinafter referred to as the "Code"), or a Non-Qualified Stock Option, which shall consist of any option granted under this Plan other than an Incentive Stock Option.

b.
Options and Stock Appreciation Rights shall be evidenced by written agreements ("Award Agreements") which shall contain such terms and conditions as may be determined by the Committee. Each agreement shall be signed on behalf of the Company by an officer or officers delegated such authority by the Committee using either manual or facsimile signature.

c.
All decisions made by the Committee pursuant to the provisions of this Plan and all determinations and selections made by the Committee pursuant to such provisions and related orders or resolutions of the Board of Directors shall be final and conclusive. The Committee shall not have the right to cancel outstanding stock options or stock appreciation rights for the purpose of replacing or regranting such options or rights with a purchase price that is less than the purchase price of the original option or right.

d.
Limitation of Liability. No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to this Plan or any transaction hereunder, except for liability arising from his or her own willful misfeasance, gross negligence or reckless disregard of his or her duties. The Company shall indemnify each member of the Committee for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiation for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering this Plan or in authorizing or denying authorization to any transaction hereunder.

e.
All or part of any Award shall be subject to conditions and restrictions established by the Committee and set forth in the Award Agreement, which may include, but not be limited to, achievement of Goals over a specified Period, such as earnings or earnings growth; return on equity, assets or investment; revenues; expense control; total shareholder return; cash flow; or assets. The Committee may select one criterion or multiple criteria for measuring performance, and the measurement may be based on total Company or business unit performance or based on comparative performance with other companies.

f.
The Committee also may require or permit participants to elect to defer the delivery of stock options or the settlement of Awards in cash under such rules and procedures as it may establish under the Plan. It also may provide that deferred settlements include the payment or crediting of interest on the deferral amounts, or the payment or crediting of dividend equivalents where the deferral amounts are denominated in share equivalents. In addition, the Committee may stipulate in an Award Agreement, either at the time of grant or by subsequent amendment, that a payment or portion of a payment of an Award be delayed in the event that Section 162(m) of the Code (or any successor or similar provision of the Code affecting tax deductibility) would operate to disallow a tax deduction by the Company for all or a portion of such payment. The period of any such delay in payment shall be until the payment or portion thereof, is tax deductible, or such earlier date as the Committee shall determine.

4.

Eligibility and Participation. The group of individuals eligible to receive stock or options and Stock Appreciation Rights shall consist only of those employees who act in the capacity of Key Employees.

5.	Shares Subject to This Plan.
a.

The stock to be offered under the Plan shall be shares of the Company's authorized Common Stock and may be unissued shares or shares now held or subsequently acquired by the Company as treasury shares, as the Board of Directors may from time to time determine. Subject to adjustment as provided in Section 14 hereof, the aggregate number of shares to be delivered under this Plan shall not exceed one million, nine hundred thousand (1,900,000) shares.

If an option expires, is surrendered in exchange for another option, or terminates for any reason during the term of this Plan prior to its exercise in full, the shares subject to but not delivered under such option shall be available for options thereafter granted and for replacement options which may be granted in exchange for such surrendered or terminated options. The shares under a related option which are surrendered upon the exercise of a Stock Appreciation Right shall be charged against the aggregate number of shares available which may be delivered under the Plan.

b.
Any shares of common stock delivered upon exercise of a Stock Appreciation Right may be unissued shares or treasury shares, as the Board of Directors may from time to time determine, and shall be charged against the aggregate number of shares of stock available for purposes of this Plan.

6.

Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights to eligible individuals who have been or are granted options under this Plan. In exchange for the surrender in whole or in part of the privilege of exercising the related option to purchase shares of the Company's common stock, the granted Stock Appreciation Right shall entitle eligible individuals to payment of an amount equal to the appreciation in value of the surrendered options (the excess of the fair market value of such options at the time of surrender over their aggregate option price). Such payment may be made in cash, check, or in shares of common stock valued at the fair market value as of the date of the surrender, or partly in cash (or check) and partly in shares of common stock, as determined by the Committee in its sole discretion. The Committee may establish a maximum appreciation value which would be payable under granted rights.

The Board may establish an arrangement, to be administered by the Committee, under which eligible individuals may defer such payment to a future date or dates (including the accrual of interest on deferred amounts), provided that a eligible individual's deferral election under any such arrangement shall be made (a) on or before the date of grant of the Stock Appreciation Rights being surrendered, or (b) subject to approval by the Committee, before the date on which the eligible individuals becomes vested in the Stock Appreciation Rights being surrendered.

7.	Incentive Stock Options.
	a.	An option designated by the Committee as an "Incentive Stock Option" is intended to qualify as an "Incentive Stock Option" within the meaning of Subsection (b) of Section 422 of the Code.
b.
To the extent that the aggregate fair market value (determined at the time the option is granted) of the stock with respect to which Incentive Stock Options (determined without regard to this paragraph b.) are exercisable for the first time by the grantee during any calendar year (under this Plan and all other Incentive Stock Option Plans of the Company and its subsidiaries) exceed $100,000, such options shall be treated as Non-Qualified Options and not qualify as incentive Stock Options.

c.
Should Section 422 of the Code, or regulations or pronouncements thereunder, be modified during the term of this Plan, this Plan and any outstanding options may be amended to conform to such modification, if approved by the Board of Directors, upon recommendation by the Committee.

	d.	For purposes of this Plan, fair market value shall be determined under the applicable method provided by Regulations under Section 2031 of the Code.
e.
In the case of an ISO: (a) granted to a key employee who at the time of the grant of such ISO owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per share exercise price shall be no less than 110% of the fair market value per Share on the date of grant; (b) granted to any other key employee, the per share exercise price shall be no less that 100% of the Fair Market Value per share on the date of grant.

f.
In the case of an ISO granted to a key employee who at the time of the grant of such ISO owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Parent or Subsidiary, such ISO may not be exercised after the expiration of five (5) years from the date the ISO is granted.

g.
Disqualifying Disposition. If stock acquired upon exercise of an Incentive Stock Option is disposed of by an optionee prior to the expiration of either two years from the date of grant of such option, one year from the transfer of shares to the optionee pursuant to the exercise of such option or in any other disqualifying disposition, within the meaning of Section 422 of the code, such optionee shall notify the Corporation in writing of the date and terms of such disposition. A disqualifying disposition by an optionee shall not affect the status of any other incentive stock option granted under the Plan.

8.
Term of Option Period. The term during which options and Stock Appreciation Rights may be granted under this Plan shall expire as set in the discretion of the Committee, and the option period during which each option and Stock Appreciation Right may be exercised shall, subject to the provisions of Section 12 hereof, be such period as determined by the Committee, expiring not later than the tenth anniversary of the grant date for an Incentive Stock Option, and no later than the expiration date of the related option for any Stock Appreciation Right, as may be determined by the Committee.

9.

Common Stock Awards

     9.1 Grant of Awards. Subject to the provisions of the Plan, the Committee shall have full and complete authority, in its discretion, but subject to the express provisions of this Plan, to (i) grant Awards pursuant to the Plan, (ii) determine the number of shares of Common Stock subject to each Award ("Award Shares"), (iii) determine the terms and conditions (which need not be identical) of each Award, including the consideration (if any) to be paid for such Common Stock; (iv) establish and modify performance criteria for Awards, and (v) make all of the determinations necessary or advisable with respect to Awards under the Plan. Each award under the Plan shall consist of a grant of shares of Common Stock subject to a restriction period (after which the restrictions shall lapse), which shall be a period commencing on the date the award is granted and ending on such date as the Board or Committee shall determine ("Restriction Period"). The Board or Committee may provide for the lapse of restrictions in installments, for acceleration of the lapse of restrictions upon the satisfaction of such performance, or other criteria or upon the occurrence of such events as the Board or Committee shall determine, and for the early expiration of the Restriction Period upon a Participant’s death, Disability or Retirement, or following a Change of Control,.

     9.2 Incentive Agreements. Each Award granted under the Plan shall be evidenced by a written agreement (an "Incentive Agreement") in a form approved by the Board or Committee and executed by the Company and the Participant to whom the Award is granted. Each Incentive Agreement shall be subject to the terms and conditions of the Plan and other such terms and conditions as the Board or Committee may specify.

     9.3 Waiver of Restrictions. The Board or Committee may modify or amend any Award under the Plan or waive any restrictions or conditions applicable to such Awards; provided, however, that the Board or Committee may not undertake any such modifications, amendments or waivers if the effect thereof adversely affects the rights of any Employee without his or her consent.

     9.4 Terms and Conditions of Awards.

          9.4.1 Upon receipt of an Award of shares of Common Stock under the Plan, even during a Restriction Period, a Participant shall be the holder of record of the shares and shall have all the rights of a shareholder with respect to such shares, subject to the terms and conditions of the Plan and the Award.

          9.4.2 Except as otherwise provided in this paragraph 9.4, no shares of Common Stock received pursuant to the Plan shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period applicable to such shares. Any purported disposition of such Common Stock in violation of this paragraph 9.4.2 shall be null and void.

10.
Option Price. Except as set forth in section 7 herein, the price at which shares may be purchased upon exercise of a particular option shall be such price, as may be fixed by the Committee. Notwithstanding any provision to the contrary, no stock options shall be issued for an exercise price of less than eighty-five percent of (whichever is applicable)(i) the average closing bid price for the Common Stock on either the Over-the-Counter Bulletin Board (“OTCBB”) or the “Pink Sheets” (wherever the Company is then trading) for the twenty (20) days prior to five business days prior to the grant of the stock options; (ii) the highest price at which Common Stock has been sold within 90 days of grant or, (iii) if no Common Stock has been sold within 90 days of grant, then the last offering price in any sale of Common Stock (if the Company’s stock is not then traded).

11.	Stock as Form of Exercise Payment; Cashless Exercise.

a.

An eligible individuals who owns shares of Company common stock may use the previously acquired shares, value to be determined as the fair market value, as a form of payment to exercise stock options under this Plan. However, the Committee, in its discretion, may restrict or rescind this right upon notification to the key employee-participants in this Plan. An option may be exercised with stock only by delivering whole shares of Company stock having a fair market value equal to or less than the exercise price. If an option is exercised by delivery of stock having a fair market value less then the exercise price, the shortfall must be made up in cash.

b.

Payment may also be made by surrendering to the Company a portion of a particular grant and receiving from the Company in whole shares the difference between the total shares of the option grant and the number of whole option shares surrendered. The number of whole option shares required to be surrendered by an optionee shall be the number of whole option shares that is equal to or less then the result of dividing the total exercise price of the options being exercised by the fair market value of one share of common stock. If the whole number of option shares surrendered is less than the total exercise price of the grant, the shortfall must be made up in cash.

c.

The delivery of a properly executed notice together with such other documentation as the Committee and the broker, if applicable, shall require to effect an exercise of an option and delivery to the Company of the sale or loan proceeds required to pay the exercise price.

	d.	Any combination of the foregoing methods.
e.

Such other consideration and methods as are permitted by applicable laws.

If the Fair Market Value of the number of whole shares transferred or the number of whole option shares surrendered is less than the total exercise price of the option, the shortfall must be made up in cash.

12.	Vesting; Exercise of Options and Rights.
a.

Subject to the provisions of paragraph g. herein, an option shall vest and become nonforfeitable and exercisable, pursuant to such vesting schedules as determined by the Committee, but in no event later than 5 years from the date of grant. Key employees shall be credited with prior years of service for purposes of any vesting schedules.

b.

Each option and Stock Appreciation Right granted shall be exercisable in whole or in part at any time or from time to time during the option period as the Committee may determine, provided that the election to exercise an option or Stock Appreciation Right shall be made in accordance with applicable Federal laws and regulations, and further provided that each option shall contain a provision that will prevent exercise of the option unless the optionee remains in the employ of the Company or its subsidiary at least one year after the granting of the option. However, the Committee may in its discretion accelerate the vesting schedule of any option at any time.

c.
No option may at any time be exercised with respect to a fractional share. In the event that shares are issued pursuant to the exercise of a Stock Appreciation Right, no fractional shares shall be issued; however, a fractional Stock Appreciation Right may be exercised for cash.

d.
As a condition to the exercise of a Non-Qualified Stock Option or Stock Appreciation Right, grantees shall make such arrangements as the Committee may require for the satisfaction of any federal, state, or local withholding tax obligations that my arise in connection with such exercise.

e.
No shares shall be delivered pursuant to the exercise of any option or Stock Appreciation Right, in whole or in part, until qualified for delivery under such securities laws and regulations as may be deemed by the Committee to be applicable thereto and until, in the case of the exercise of an option, payment in full of the option price thereof or stock as a form of payment as provided in Section 10 hereof is received by the Company in cash (or check) or stock. No holder of an option or Stock Appreciation Right, or his/her legal representative, legatee, or distributee, shall be or be deemed to be a holder of any shares subject to such option or Stock Appreciation Right unless and until he/she has received a certificate or certificates therefor.

f.
Notwithstanding any vesting requirements contained in any Option, all outstanding Options shall become immediately exercisable (1) following the first purchase of Common Stock pursuant to a tender offer or exchange offer (other than an offer made by the Company) for all or part of the Common Stock, (2) at such time as a third person, including a "group" as defined in Section 13(d) of the Securities Exchange Act of 1934, becomes the beneficial owner of shares of the Company having 25% or more of the total number of votes that may be cast for the election of Directors of the Company, (3) on the date on which the shareholders of the Company approve (i) any agreement for a merger or consolidation in which the Company will not survive as an independent, publicly owned corporation or (ii) any sale, exchange or other disposition of all or substantially all of the Company's assets. The Committee's reasonable determination as to whether such an event has occurred shall be final and conclusive.

g.
Notwithstanding any other provisions of this Agreement to the contrary, the right of any Key Employee to receive any benefits hereunder shall terminate and shall be forever forfeited if such Key Employee's employment with the Company is terminated because of his/her fraud, embezzlement, dishonesty, or breach of fiduciary duty. In such an event, all unexercised options shall be deemed null and void. This Section shall be inapplicable to any such termination of employment or status as an advisor or consultant occurring after the Plan has been terminated.

13.
Transferability of Options and Stock Appreciation Rights. The right of any optionee to exercise an option or Stock Appreciation Right granted under the Plan shall, during the lifetime of such optionee, be exercisable only by such optionee or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act, or the rules thereunder (a "QDRO") and shall not be assignable or transferable by such optionee other than by will or the laws of descent and distribution or a QDRO.

14.
Termination of Relationship. The terms and conditions under which an option or Stock Appreciation Right may be exercised after the termination of relationship with the Company shall be determined by the Committee.

15.
Changes in Common Stock. The aggregate number and class of shares on which options and Stock Appreciation Rights may be granted under this Plan, the number and class of shares covered by each outstanding option, and the exercise price per share thereof (but not the total price), of each such option, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of common stock of the Company resulting from a split-up or consolidation of shares, or any spin-off, spin-out, split-up, or other distribution of assets to shareholders, or any like capital adjustment or the payment of any such stock dividend, or any other increase or decrease in the number of shares of common stock of the Company without the receipt of consideration by the Company, or assumption and conversion of outstanding grants due to an acquisition.

16.
Amendment and Discontinuance. The Board of Directors may amend, suspend, or discontinue this Plan, but may not, without the approval of the holders of the Company's common stock, make any amendment thereof which operates: (a) to increase the total number of shares which may be granted under this Plan, (b) to extend the terms of this Plan or the maximum option period provided in Section 8 hereof, (c) to decrease the minimum option price provided in Section 9 hereof, (d) to materially modify the requirements as to eligibility for participation in this Plan, or (e) to materially increase the benefits accruing to participants under this Plan. No amendment to this Plan shall, except with the consent of the Optionee, adversely affect rights under an option previously granted.

17.	Term of Plan. This Plan shall become effective October 15, 2003, subject to the approval by the holders of the Company's common stock within one year of the date of adoption of this Plan.
18.
Investment Representation. Upon demand by the Company, the Optionee shall deliver to the Company a representation in writing that the purchase of all shares with respect to which notice of exercise of the Option or Stock Appreciation Right has been given by Optionee is being made for investment only and not for resale or with a view to distribution and containing such other representations and provisions with respect thereto as the Company may require. Upon such demand, delivery of such representation promptly and prior to the transfer or delivery of any such shares and prior to the expiration of the option period, shall be a condition precedent to the right to purchase such shares.

19.
Rights as Shareholder and Employee. An Optionee shall have no rights as a shareholder of the Company with respect to any shares of Common Stock covered by an Option until the date of the issuance of the stock certificate for such shares. Neither the Plan, nor the granting of an option or other rights herein, nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that a key employee has a right to continue as an Employee for any period of time or at any particular rate of compensation.

20.	Governing Law. Options granted under this Plan shall be construed and shall take effect in accordance with the laws of the State of Nevada.
21.
Limitations on Sale of Stock Purchased Under the Plan. The Plan is intended to provide common stock for investment and not for resale. The Company does not, however, intend to restrict or influence any Participant in the conduct of his own affairs. A Participant, therefore, may sell stock purchased under the Plan at any time he chooses, subject to compliance with any applicable Federal or state securities laws. THE PARTICIPANT ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE STOCK.

22.
Governmental Regulation. The Company's obligation to sell and deliver shares of the Company's common stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance, or sale of such shares.

23.
Other Benefit And Compensation Programs. Unless otherwise specifically determined by the Committee, settlements of Awards received by Participants under the Plan shall not be deemed a part of a Participant's regular, recurring compensation for purposes of calculating payments or benefits from any Company benefit plan or severance program. Further, the Company may adopt other compensation programs, plans or arrangements as it deems appropriate or necessary.

24.
Unfunded Plan. Unless otherwise determined by the Board, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any person holds any rights by virtue of an Award granted under the Plan, such rights shall constitute, general unsecured liabilities of the Company and shall not confer upon any Participant any right, title or interest in any assets of the Company.

25.
Arbitration. Any controversy arising out of, connected to, or relating to any matters herein of the transactions between a eligible individual and Company (including for purposes of arbitration, officers, directors, employees, controlling persons, affiliates, professional advisors, agents, or promoters of Company, Participant), on behalf of the undersigned, or this Agreement, or the breach thereof, including, but not limited to any claims of violations of Federal and/or State Securities Acts, Banking Statutes, Consumer Protection Statutes, Federal and/or State Anti-Racketeering (e.g. RICO) claims as well as any common law claims and any State Law claims of fraud, negligence, negligent misrepresentations, unjust termination, breach of contract, and/or conversion shall be settled by arbitration; and in accordance with this paragraph and judgment on the Arbitrator's award may be entered in any court having jurisdiction thereof in accordance with the provisions of Nevada law. Venue for any arbitration proceedings shall be Hancock, Michigan. In the event of such a dispute, each party to the conflict shall select an arbitrator, which shall constitute the three person arbitration board. The decision of a majority of the board of arbitrators, who shall render their decision within thirty (30) days of appointment of the final arbitrator, shall be binding upon the parties.

APPENDIX B

Action by the Written Consent
all of the Directors of
Quincy Resources Inc.
(a Nevada Corporation)

The undersigned, being all of the directors of Quincy Resources Inc. (the “Company”) do hereby waive any and all requirements for the holding of a meeting of the Board of Directors of the Company and do hereby adopt the following resolutions by signing their written consent thereto pursuant to the provisions of §78.315.2 of Nevada Revised Statutes deemed effective the 3rd day of December, 2003.

WHEREAS the directors of the Company consider it to be in the best interests of the Company to adopt a stock option plan (the “2003 Key Employee Stock Option Plan”), the primary purpose of which is to attract and retain the best available personnel in order to promote the success of the Company’s business and to facilitate the ownership of our stock by our directors, officers, key employees and consultants;

AND WHEREAS the board of directors have reviewed the terms of the 2003 Key Employee Stock Option Plan attached hereto as Schedule “A” and the proposed list of optionees (the “Optionees”) attached hereto as Schedule “B”.

NOW THEREFORE BE IT RESOLVED THAT:

1.	The 2003 Key Employee Stock Option Plan as set forth in Schedule "A" attached hereto, be and is hereby approved, subject to ratification by the shareholders of the Company.
2.	1,700,000 shares of the Company’s common stock be and are hereby allocated and reserved for issuance under the 2003 Key Employee Stock Option Plan.
3.

Pursuant to the terms of the 2003 Key Employee Stock Option Plan and an Option Certificate to be issued thereunder, the Company grant, subject only to ratification by the shareholders of the Company, options (the “Options”) to acquire 1,670,000 shares of the Company’s common stock at a price of $0.25 per share to the persons and in the amounts set forth in Schedule “B” attached hereto.

4.	For each Optionee, the Options shall vest as to one quarter on January 1, 2004, as to one quarter on July 1, 2004, as to one quarter on January 1, 2005, and as to one quarter on July 1, 2005.
5.	All Options granted to the persons and in the amounts set forth in Schedule “B” shall expire on December 3, 2008.
6.	The President, Secretary and Treasurer of the Company are authorized and empowered to take any and all action necessary to effectuate the foregoing resolutions.
7.	The President and Secretary are authorized and instructed to notify the Transfer Agent of the Company of such action.
8.

These resolutions may be signed by the Directors by facsimile and in as many counterparts as may be necessary, each of which so signed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument and notwithstanding the date of execution shall be deemed to bear the date as set forth below.

DIRECTORS:

We, the undersigned, being all of the Directors of Quincy Resources, Inc. consent to the foregoing actions without a meeting and waive notice of any meeting requirement by our signatures below.

/s/ Daniel T. Farrell	/s/ Thomas Skimming
DANIEL T. FARRELL*	THOMAS SKIMMING*

/s/ William C. Utterback	/s/ George Cole
WILLIAM C. UTTERBACK*	GEORGE COLE*

/s/ John Cullen
JOHN CULLEN*

* a facsimile signature shall be considered the same as an original

APPENDIX C

Action by the Written Consent
of all of the Directors of
Quincy Resources Inc.
(a Nevada Corporation)

The undersigned, being all of the directors of Quincy Resources Inc. (the “Company”) do hereby waive any and all requirements for the holding of a meeting of the Board of Directors of the Company and do hereby adopt the following resolutions by signing their written consent thereto pursuant to the provisions of §78.315.2 of Nevada Revised Statutes deemed effective the 13th day of January, 2004.

WHEREAS on December 3, 2003 the directors of the Company adopted the 2003 Key Employee Stock Option Plan (the “Plan”) (subject to ratification by the shareholders of the Company) pursuant to which a total of 1,700,000 shares of the Company’s common stock were allocated and reserved for issuance;

AND WHEREAS on December 3, 2003 the directors of the Company granted, subject only to ratification by the shareholders of the Company, options to acquire a total of 1,670,000 shares pf the Company’s common stock pursuant to the Plan;

AND WHEREAS the directors of the Company have determined it is the best interests of the Company to amend the terms of the Plan to increase the total number of shares of the Company’s common stock allocated and reserved for issuance under the Plan to 1,900,000, subject to ratification by the shareholders of the Company;

AND WHEREAS the board of directors has reviewed the proposed list of optionees (the “Optionees”) attached hereto as Schedule “A”.

NOW THEREFORE BE IT RESOLVED THAT:

1.

The 2003 Key Employee Stock Option Plan be and is hereby amended to increase the total number of shares of the Company’s common stock allocated and reserved for issuance under the Plan to 1,900,000, subject to ratification by the shareholders of the Company.

2.	1,900,000 shares of the Company’s common stock be and are hereby allocated and reserved for issuance under the 2003 Key Employee Stock Option Plan.
3.
Pursuant to the terms of the 2003 Key Employee Stock Option Plan and an Option Certificate to be issued thereunder, the Company grant, subject only to ratification by the shareholders of the Company, options (the “Options”) to acquire 225,000 shares of the Company’s common stock at a price of $0.67 per share to the persons and in the amounts set forth in Schedule “A” attached hereto.

4.	For each Optionee, the Options shall vest as to one quarter on July 13, 2004, as to one quarter on January 13, 2005, as to one quarter on July 13, 2005, and as to one quarter on January 13, 2006.
5.	All Options granted to the persons and in the amounts set forth in Schedule “A” shall expire on January 13, 2009.
6.	The President, Secretary and Treasurer of the Company are authorized and empowered to take any and all action necessary to effectuate the foregoing resolutions.
7.	The President and Secretary are authorized and instructed to notify the Transfer Agent of the Company of such action.
8.
These resolutions may be signed by the Directors by facsimile and in as many counterparts as may be necessary, each of which so signed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument and notwithstanding the date of execution shall be deemed to bear the date as set forth below.

DIRECTORS:

We, the undersigned, being all of the Directors of Quincy Resources, Inc. consent to the foregoing actions without a meeting and waive notice of any meeting requirement by our signatures below.

/s/ Daniel T. Farrell	/s/ Thomas Skimming
DANIEL T. FARRELL*	THOMAS SKIMMING*

/s/ William C. Utterback	/s/ George Cole
WILLIAM C. UTTERBACK*	GEORGE COLE*

/s/ John Cullen
JOHN CULLEN*

* a facsimile signature shall be considered the same as an original